UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 30, 2012

Intermolecular, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is filed to supplement information provided on a Form 8-K filed by the registrant on June 5, 2012 (the “Original Form 8-K”).

ITEM 5.07(d).    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

As reported in the Original Form 8-K, Intermolecular, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders on May 30, 2012.  At that meeting, stockholders voted, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers.   As we reported in the Original Form 8-K, 27,669,106 shares voted for every year, 7,671,781 shares voted for every two years, 7,671,781 shares voted for every three years, 34,100 shares abstained, and there were 588,477 broker non-votes.

Pursuant to Item 507(d) of Form 8-K, we are now advising stockholders of the Company’s decision regarding how frequently it will seek an advisory vote on the compensation of our named executive officers.   In light of the voting results described above, as well as other factors, the Company’s Board of Directors, at its August 8, 2012 meeting, determined that the Company will hold an annual advisory vote on the compensation of our named executive officers. The Company will continue to hold annual advisory votes until the next stockholder advisory vote on the frequency of advisory votes is held.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: August 9, 2012	By:	/s/ David E. Lazovsky
David E. Lazovsky
President and Chief Executive Officer

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